Exhibit 31.2

CERTIFICATION

I, Brian P. Conway, Interim Chief Financial Officer of OZOP SURGICAL CORP. (the “registrant”), certify that:

I, Brian Conway, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Ozop Surgical Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 7, 2020

/s/ Brian P Conway
Brian P Conway

Interim Chief Financial Officer
(principal financial and accounting officer)